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                                                                   EXHIBIT 10.7
                      HEALTH CARE PROPERTY INVESTORS, INC.
                            2000 STOCK INCENTIVE PLAN

1.       PURPOSE OF THE PLAN.

         The purpose of the 2000 Stock Incentive Plan (the "Plan") of Health Care Property Investors, Inc. (the "Company") is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain employees, consultants and directors of training, experience and ability, and to provide a means to encourage stock ownership and proprietary interest in the Company to valued employees, consultants and directors of the Company upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend. The Plan is a new plan of the Company which also amends, restates, merges and continues the Second Amended and Restated Directors Stock Incentive Plan of Health Care Property Investors, Inc. (the "Directors Plan"). Upon the approval of the Company's stockholders of this Plan, the Directors Plan will terminate and be of no further force or effect. Any outstanding awards under the Directors Plan as of the date of the stockholders' approval of the Plan shall be administered as herein stated and such awards may be reissued under the Plan if they are subsequently forfeited or expire before being exercised.

2.       DEFINITIONS.

         (a)     "Board" means the Board of Directors of the Company.

         (b) "Cash Based Award" means an award, as described in Section 7(g), that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

         (c)     "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this Plan).

         (e) "Common Stock" means the $1.00 par value Common Stock of the Company.

         (f)     "Company" means Health Care Property Investors, Inc.

         (g) "Consultant" means any consultant or adviser if (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities;

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and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

         (h) "Date of Grant" means with respect to the Special Option, January 4, 2000 and with respect to any other Incentive Award granted to Directors, the last Thursday of April of each year (beginning April 28, 1997).

         (i)     "Director" means a member of the Board who is not an Employee.

         (j) "Directors Plan" means the Second Amended and Restated Directors Stock Incentive Plan.

         (k) "Disability" means the total and permanent incapacity of an Employee or Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of an Employee or a member of the Board, as applicable, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Employee or Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

         (l) "Dividend Equivalents" means the right, under such terms as are determined in the discretion of the Committee, to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded pursuant to Section 7(e).

         (m)     "Effective Date" means March 23, 2000.

         (n)     "Eligible Person" means any Employee, Consultant or Director.

         (o) "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any of its present or future parent or subsidiary corporations.

         (p) "Fair Market Value" means for a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred.

         (q) "Incentive Award" means an Option, Dividend Equivalent, Incentive Stock Award, or Cash Based Award granted under the Plan.

         (r) "Incentive Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and

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subject to substantial risk of forfeiture until specific conditions are met.
Conditions may be based on continuing employment or attainment of performance goals which are related to one or more of the Performance Criteria or a combination thereof.

         (s) "NAREIT" means The National Association of Real Estate Investment Trusts (or successor thereto).

         (t) "NAREIT Total Return" means the average Total Return for the healthcare equity segment as published in the NAREIT Performance Indices by NAREIT.

         (u) "Option" means a nonqualified or nonstatutory stock option and with respect to grants made to Directors, also includes a Special Option, as defined in Section 9(a)(i).

         (v) "Participant" means any Eligible Person selected to participate in an Incentive Award pursuant to Section 5(a).

         (w) "Performance Criteria" means the following business criteria with respect to the Company, any subsidiary or any division or operating unit:
(i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow,
(v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) appreciation in the fair market value of Common Stock and (xi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

         (x) "Permissible Termination" means a Director's (i) death, (ii) Disability, (iii) removal from the Board without cause (not including a failure to be re-elected) or (iv) Retirement from the Board.

         (y) "Plan" means the 2000 Stock Incentive Plan as set forth herein, which may be further amended from time to time.

         (z) "Retirement" means the Participant (i) reached age sixty five and completed five years of service as an Employee or a Board member or (ii) reached the age of sixty and completed fifteen years of service as an Employee or a Board member.

         (aa) "Section 162(m) Participant" means any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

         (bb) "Total Return" means for any person for any calendar year the sum of (X) the per share Fair Market Value as of December 31 of such year minus the per share Fair Market Value of the Common Stock as of January 1 of such year and (Y) the aggregate dividends paid to stockholders during such calendar year, divided by (Z) the per share Fair Market Value as

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of January 1 of such year, as such definition may be amended by NAREIT.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 3(e) and Section 10 of the Plan, the number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan after the Effective Date shall not exceed 2,500,000 shares, plus the number of shares authorized and available for issuance under the Directors Plan as of the date of the stockholders' approval of the Plan; provided, however, that of the authorized number of shares under the Plan, the number of shares that may be issued or transferred or exercised pursuant to Incentive Stock Awards or Dividend Equivalents under the Plan after the Effective Date shall not exceed 500,000 shares.

         (b) Subject to the provisions of Section 10, the maximum number of shares of Common Stock with respect to which options or rights may be granted to any Participant during any one calendar year is 750,000 shares (the "Award Limit"). To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

         (c) The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

         (d) If any Incentive Award expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Incentive Award or other right but as to which such Incentive Award was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). Furthermore, any shares subject to Incentive Awards which are adjusted pursuant to Section 10 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of an Incentive Award, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). If any Incentive Award is forfeited or repurchased by the Company, such share may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 3(a) and 3(b).

4.       ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee. The Committee shall consist

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solely of two members appointed by and holding office at the pleasure of the
Board, each of whom is both an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Committee may include more than two members appointed by the Board so long as such additional members are "outside directors" for purposes of Section 162(m) of the Code and are a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any Incentive Award grant, the grant of an Incentive Award must otherwise satisfy an exemption under Rule 16b-3. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

         (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares subject to each Incentive Award. The Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Awards agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

         (c) No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

         (d) If NAREIT amends its definition of Total Return or the NAREIT Total Return is no longer available, the Committee may redefine Total Return and NAREIT Total Return to correspond to such amended definition or to replace such definition.

5.       ELIGIBILITY.

         (a) Any Employee or Consultant, who has been determined by the Committee to be a key Employee or Consultant, and any Director is eligible to receive Incentive Awards under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted.

         (b) Each Incentive Award shall be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine. If grants of Incentive Awards, at the discretion of the Committee, are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, the award agreements shall contain such terms and conditions as may be necessary to meet the

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applicable provisions of Section 162(m) of the Code.

6.       PROVISIONS APPLICABLE TO SECTION 162(M) PARTICIPANTS

         (a) The Committee, in its discretion, may determine whether an Incentive Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

         (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant an Incentive Award to a Section 162(m) Participant, including Incentive Stock Awards, Dividend Equivalents, and Cash Based Awards, which vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

         (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Section 7 or Section 8 which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Incentive Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Incentive Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

         (d) Furthermore, notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to

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conform to such requirements.

7. TERMS AND CONDITIONS OF STOCK OPTIONS, DIVIDEND EQUIVALENTS AND CASH BASED AWARDS.

         (a) The purchase price of Common Stock under each Option shall be determined by the Committee, and may not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

         (b) Options may be exercised as determined by the Committee but in no event after ten years from the date of grant; provided, however, that in the event of the Participant's Retirement (or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age), death or Disability while employed by the Company, all Options, right to credit or credits for Dividend Equivalents and Cash Based Awards then outstanding under the Plan shall be fully vested and immediately exercisable or immediately payable.

         (c) Except as set forth below, upon the exercise of an Option, the purchase price shall be payable in full in cash, or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee (or issuable to the Participant upon exercise of the Option); or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee but not less than the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date. The Committee may, in its discretion and upon the request of the optionee, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the optionee but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the guarantee of a brokerage firm or firms as described above, shall be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

         (d) The Committee may, in its sole discretion, authorize all or a portion of the Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, any person sharing the household (other than a tenant or employee) of the optionee ("Family Members"), (ii) a trust in which such Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which such Family Members or the optionee control the management of assets, or (iv) any other entity in which such Family Members or the optionee own more than fifty percent of the

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voting interests, provided that (w) there may be no consideration for any such transfer, (x) the stock option agreement pursuant to which such options are granted must expressly provide for transferability in a manner consisted with this Section, (y) the Committee, in its sole discretion, shall approve any transfer in advance, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution.
Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section 14(d) shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 14.

         (e) The right to be credited with Dividend Equivalents may be granted to a Participant in the discretion of the Committee. The Committee shall determine (i) the number of shares of Common Stock subject to the Dividend Equivalents, (ii) the period during which Dividend Equivalents shall be credited to the Participant's account, (iii) the timing of payment to the Participant of Dividend Equivalents credited to the Participant's account and
(iv) any other limitations and conditions as it deems appropriate with respect to the crediting and payment of Dividend Equivalents. In addition, the Committee, in its discretion, may determine whether a right to be credited with Dividend Equivalents is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

         (f) No fractional shares shall be issued pursuant to the exercise of an Option or the determination of Dividend Equivalents nor shall any cash payment be made in lieu of fractional shares.

         (g) Cash Based Awards may be granted to Participants at the discretion of the Committee, which provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Company relative to one or more Performance Criteria established by the Committee for an award cycle as determined by the Committee, consisting of any period of time up to five years. For each award cycle, the Committee shall determine the amount of the Cash Based Award, the Performance Criteria, the performance target levels as to each of the Performance Criteria and the weighting of the Performance Criteria, if more than one Performance Criteria is applicable. Cash Based Awards to Section 162(m) Participants that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Criteria shall only be granted as performance-based compensation under Section 162(m)(4)(C)of the Code. Cash Based Awards may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a Cash Based Award at any time before it is paid.

         (h) An Option held by, those rights to credits of Dividend Equivalents granted to, and Dividend Equivalents credited to a person who was an Eligible Person at the time such Option and right to credits or credits of Dividend Equivalents were granted shall expire immediately if and when the Participant ceases to be an Eligible Person, except as follows:

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                 (i)     If the employment or service of a Participant is
         terminated by the Company or any subsidiary thereof other than for cause, for which the Company shall be the sole judge, then the Options and/or the right to credits or credits of Dividend Equivalents shall expire eight months thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and credits of Dividend Equivalents made in accordance with their terms, but only to the extent allowable on the date of termination of employment.

                 (ii) In the event of the Participant's Retirement or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age, the Options and/or right to credits or credits of Dividend Equivalents of the Participant shall expire three years thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and credits of Dividend Equivalents made in accordance with their terms, but only to the extent allowable on the date of Retirement, subject to the accelerated vesting of such Options and/or rights to credits or credits of Dividend Equivalents on the date of Retirement.

                 (iii) In the event of the Participant's death or Disability while employed by the Company, the Options and/or right to credits or credits of Dividend Equivalents of the Participant shall expire three years after the date of death or Disability of the Participant unless by their terms they expire sooner. In the event of the Participant's death or Disability within the eight months referred to in subparagraph (i) above, the Options and/or right to credits or credits of Dividend Equivalents shall expire one year after the date of death or Disability of the Participant unless by their terms they expire sooner. In the event of the Participant's death or Disability within the three-year period referred to in subparagraph (ii) above, the Options and/or right to credits or credits of Dividend Equivalents shall expire upon the later of three years after Retirement or one year after the date of death or Disability of the Participant unless by their terms they expire sooner.

         (i) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Participant who is on leave of absence for any reason shall be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence shall be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

8.       TERMS AND CONDITIONS OF INCENTIVE STOCK AWARDS.

         (a) All shares of Incentive Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

                 (i) The shares may not be sold, transferred or otherwise alienated or

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         hypothecated until the restrictions are removed or expire.

                 (ii) The Committee may require the Participant to enter into an agreement providing that the certificates representing Incentive Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of the Company until all restrictions are removed or expire.

                 (iii) Each certificate representing Incentive Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

                 (iv) The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

         (b) The restrictions imposed under subparagraph (a) above upon Incentive Stock Awards shall lapse in accordance with a schedule or other conditions as determined by the Committee; provided, however, in the event of the Participant's Retirement (or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age), death or Disability while employed by the Company, all Incentive Stock Awards then outstanding under the Plan shall be fully vested and immediately exercisable and all restrictions shall immediately cease.

         (c) The Committee, in its discretion, may determine whether an Incentive Stock Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

         (d) Subject to the provisions of subparagraph (a) above, the holder thereof shall have all rights of a stockholder with respect to the Incentive Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

         (e) Except as set forth below, the purchase price (if any) for shares of Incentive Stock Awards shall be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Incentive Stock Awards; or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the purchase date. The Committee may, in its discretion and upon the request of the holder, issue shares of the Incentive Stock Award directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the holder but upon delivery of an irrevocable

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guarantee by such brokerage firm or firms of the payment of such purchase price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the guarantee of a brokerage firm or firms as described above, shall be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

9.       TERMS AND CONDITIONS OF INCENTIVE AWARDS TO DIRECTORS

         (a)     With respect to grants of Options to Directors:

                 (i) Each Director who was serving in such capacity as of January 4, 2000 (a "Year 2000 Director") was granted on
         January 4, 2000 an Option to acquire 21,000 shares of Common Stock (the "Special Option").

                 (ii) Prior to the termination of the Plan, for each of year 2000, 2001 and 2002, each Year 2000 Director who is serving in such capacity on the applicable Date of Grant shall be granted on such Date of Grant:

                         (A)     400 shares of Incentive Stock Awards; and

                         (B) If in the preceding calendar year the Total Return for the Company exceeds by three percentage points the NAREIT Total Return, an Option to acquire an additional 3,000 shares of Common Stock.

                 (iii) Prior to the termination of the Plan, on each Date of Grant beginning in 2003 and thereafter, each Year 2000 Director who is serving in such capacity on each Date of Grant shall be granted on each Date of Grant beginning in 2003:

                         (A)     An Option to acquire 7,000 shares of Common
                 Stock;

                         (B)     400 shares of Incentive Stock Awards; and

                         (C) If in the preceding calendar year the Total Return for the Company exceeds by three percentage points the NAREIT Total Return, an Option to acquire an additional 3,000 shares of Common Stock.

                 (iv) Prior to the termination of the Plan, each Director, other than a Year 2000 Director, who is serving in such capacity on each Date of Grant shall be granted on each Date of Grant:

                         (A)     An Option to acquire 7,000 shares of Common
                 Stock;

                         (B)     400 shares of Incentive Stock Awards; and

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                         (C)     If in the preceding calendar year the Total
                 Return for the Company exceeds by three percentage points the NAREIT Total Return, an Option to acquire an additional 3,000 shares of Common Stock.

                 (v) Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine. The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding any other provision to the contrary contained in the Plan, each Option will expire not later than ten years from the Date of Grant.

                 (vi) The Special Option granted under the Plan shall be exercisable in the following cumulative installments: (A) the Special Option with respect to 7,000 shares of Common Stock shall be exercisable by any Year 2000 Director on the last Thursday of April, 2001 so long as such Year 2000 Director is a member of the Board on the last Thursday of April, 2000, (B) the Special Option with respect to 7,000 shares of Common Stock shall be exercisable by any Year 2000 Director on the last Thursday of April, 2002 so long as such Year 2000 Director is a member of the Board on the last Thursday of April, 2001, and (C) the Special Option with respect to 7,000 shares of Common Stock shall be exercisable by any Year 2000 Director on the last Thursday of April, 2003 so long as such Year 2000 Director is a member of the Board on the last Thursday of April, 2002. Each Option granted under the Plan, other than a Special Option, may not be exercised for a period of one year after the Date of Grant. After an Option, other than a Special Option, becomes exercisable, such Option may be exercised with respect to all shares of Common Stock covered thereby during its term as provided hereunder. Notwithstanding the foregoing, upon a Director's Permissible Termination, all Options then outstanding under the Plan shall be fully vested and immediately exercisable.

                 (vii) Upon the exercise of an Option, the purchase price will be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Option (or issuable to the Director upon exercise of the Option);
         or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No payment by an assignment of shares or by a promissory note or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

                 (viii) Subject to subparagraph (v), each Option granted to a Director will

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

         expire at the time the Director ceases to be a Director, except as follows:

                         (A) If the service of the Director is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Option will expire eight months after the date of termination unless by the Option's terms it expires sooner.

                         (B) In the event of the Director's Retirement or the Director retires with the consent of the Company at an earlier age, the Option will expire three years after the date of termination unless by the Option's terms it expires sooner.

                         (C) In the event of the Director's death or Disability while serving in such capacity, the Option will expire three years after the date of death or Disability of the Director unless by the Option's terms it expires sooner. In the event of the Director's death or Disability within the eight months referred to in subparagraph (A) above, the Option will expire one year after the death or Disability of the Participant unless by the Option's terms it expires sooner. In the event of the Director's death or Disability within the three-year period referred to in subparagraph (B) above, the Option will expire upon the later of three years after Retirement or one year after the date of death or Disability of the Director unless by the Option's terms it expires sooner.

         (b) All shares of Incentive Stock Awards granted pursuant to the Plan to Directors will be subject to the following conditions:

                 (i) Each grant of 400 shares of an Incentive Stock Award shall vest at a rate of 100 shares per year with the first 100 shares beginning one year after the Date of the Grant.

                 (ii) The unvested portion of any Incentive Stock Award grant shall be forfeited to the Company upon termination of a director's membership on the Board unless such Director's termination is a Permissible Termination.

                 (iii) All Incentive Stock Awards shall become vested immediately upon a Director's Permissible Termination.

                 (iv) Incentive Stock Awards may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

                 (v) Each certificate representing an Incentive Stock Award granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

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

                 (vii) The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

                 (viii) Unless and until any shares of an Incentive Stock Award are forfeited to the Company as provided in subsection (b) above, the holder thereof will have all rights of a stockholder with respect to the Incentive Stock Award granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

10.      ADJUSTMENT PROVISIONS.

         (a) Subject to Sections 10(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

         (b) Despite the provisions of Section 10(a), upon a Change in Control (as defined below) all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. In addition, subject to the preceding sentence with respect to grants of Options which are outstanding on the date of a Change in Control, such Options, to the extent then exercisable (including Options which become exercisable by a Change in Control), shall not expire until the later of the date specified in the Participant's stock option agreement or the third anniversary after the date of the Participant's termination of employment or service with the Company; provided, however, that in no event shall such Options be exercisable more than ten (10) years from the date of grant.

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

                 A Change in Control shall be deemed to occur if:

                 (i) any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company or any corporation controlled by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (d) any acquisition by a Person of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change of Control or (e) any acquisition pursuant to a transaction which complies with subsection
         (iii) of this Section 9(b)

                 (ii)  during any period of two consecutive years
         (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 9(b)(i), (ii) or (iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (K) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                 (iii) the consummation by the company of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-K% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company

         (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

                 (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (c) Adjustments under Section 10(a) and 10(b) shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

         (d) In the event of a pending or threatened takeover bid or tender offer and pursuant to which 10% or more of the outstanding securities of the company is acquired, whether or not deemed a tender offer under applicable state or Federal laws, or in the event that any person makes any filing under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, the Committee may in its sole discretion, without obtaining stockholder approval, at the time of any one or more of the following actions to the extent permitted in Section 14 with respect to all Eligible Persons and Participants:

                 (i) Accelerate the exercise dates of any outstanding Option, make all outstanding Options or Cash Based Awards fully vested and exercisable, accelerate the crediting of Dividend Equivalents or make all credits in a Participant's account immediately payable;

                 (ii) Determine that all or any portion of conditions associated with an Incentive Stock Award have been met;

                 (iii) Pay cash to any or all Option or Dividend Equivalent holders in exchange for the cancellation of their outstanding nonstatutory Options or Dividend Equivalents; or

                 (iv) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

11.      TAX WITHHOLDING.

         The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by Federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award (or which may be repurchased from the Participant of such Incentive Award within six months after such shares of Common Stock were acquired by the Participant from the Company) in order to satisfy the Participant's Federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Incentive Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for Federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

12.      GENERAL PROVISIONS.

         (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

         (b) No shares of Common Stock shall be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by Federal and state securities and their laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, having been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         (c) No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         (d) The Company may make such provisions as they deem appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award.

         (e) The Company may make a loan to a Participant in connection with (i) the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the grossed up amount of any Federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option and (ii) the vesting of an Incentive Stock Award in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and shall comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans shall be made. In no event shall the interest rate be less than the minimum rate established by the Internal Revenue Service for the purpose of the purchase and sale of property.

         (f) The forms of Options and/or the right to credits or credits for Dividend Equivalents granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing and if so authorized by the Committee, the Company may, with the consent of the Participant, and at any time or from time to time, cancel the right to credits or credits for Dividend Equivalents or all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation in respect of the Option and/or the right to credits or credits for Dividend Equivalents either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option and/or the right to credits or credits for Dividend Equivalents so cancelled over the aggregate purchase price specified in the Option and/or the right to credits or credits for Dividend Equivalents covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value, at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so cancelled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

         (h) No Incentive Award shall be granted which would violate the Company's articles of incorporation or which would cause the Company to not qualify as a real estate investment trust.

         (i) No Participant may make an election under Section 83(b) of the Code regarding any Incentive Award without the prior consent of the Committee in its sole discretion.

         (j) No Incentive Award and no right under the Plan, contingent or otherwise, shall be assignable or transferable or subject to any encumbrance, pledge or charge of any nature, subject to the provisions of Section 7(d), except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award.

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

         (k) Notwithstanding any other provision of the Plan, the Plan, and any Incentive Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Incentive Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.      APPROVAL OF PLAN BY STOCKHOLDERS.

         The Plan shall be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Incentive Awards may be granted or awarded prior to such stockholder approval, provided that such Incentive Awards shall not be exercisable nor shall such Incentive Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Incentive Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

14.      EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS.

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association

15.      AMENDMENT AND TERMINATION.

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

         (a) The Committee shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall, without approval of the stockholders of the Company, except as provided in
Section 10 of the Plan, increase the number of shares of Common Stock subject to the Plan or make any other change to the Plan that would require stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition. In addition, subject to Section 10(a), no amendment to the Plan shall permit repricing of any outstanding Incentive Awards.

         (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable including accelerating the vesting and exercise dates of any outstanding Options and making grants of Common Stock equal to all outstanding credits of Dividend Equivalents; provided, however, no modifications of an Incentive Award agreement shall permit repricing of any outstanding Incentive Awards.

         (c) No amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

16.      EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

         This 2000 Stock Incentive Plan shall become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of the stockholders of the Company. Unless previously terminated, the Plan shall terminate on April 28, 2008. If not approved, this 2000 Incentive Plan shall not take effect and the Second Amended and Restated Directors Stock Incentive Plan shall remain in full force and effect.

                                     20